SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 8, 2003

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.  Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of First Community Bancorp (the “Company”) under the Securities Act of 1933, as amended.

Item 7.                                                             Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is furnished as part of this report:

99.1.                                                                        Press release of First Community Bancorp, dated July 8, 2003, announcing the appointment of Robert M. Borgman as the new President and Chief Executive Officer of First National Bank, a wholly owned subsidiary of the Company.  The Company also announced that John M. Eggemeyer, Chairman of the Board of the Company, will join First National's Board of Directors as Chairman of the Board.

Item 9.                                                             Regulation FD Disclosure.

On July 8, 2003, First Community Bancorp announced that Robert M. Borgman had been appointed the new President and Chief Executive Officer of First National Bank, a wholly owned subsidiary of the Company.  Attached hereto as Exhibit 99.1 is a copy of the press release.  The Company also announced that John M. Eggemeyer, Chairman of the Board of the Company, would also become Chairman of the Board of First National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: July 9, 2003

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1

Press release of First Community Bancorp, dated July 8, 2003, announcing the appointment of Robert M. Borgman as the new President and Chief Executive Officer of First National Bank, a wholly owned subsidiary of the Company.  The Company also announced that John M. Eggemeyer, Chairman of the Board of the Company, will join First National's Board of Directors as Chairman of the Board.